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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 1991 Restated Stock Option Plan of our report dated February 19, 1999, except as to the information in Note W for which the date is February 25, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Sepracor, Inc., which is incorporated by reference in Sepracor Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 19, 1999, except as to the information in Note W for which the date is February 25, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                     /s/ PricewaterhouseCoopers LLP

                                     PricewaterhouseCoopers LLP



Boston, Massachusetts
August 11, 1999